Exhibit 99.1

1185 Avenue of the Americas, 2nd Floor, New York, NY 10036

March 8, 2021

Dear Stakeholders,

For clarity purposes, Pareteum would like to explain the events disclosed in the Company’s Current Report on Form 8-K and amendment No. 2 to the Company’s annual report on Form 10-K for the year ended December 31, 2018 that were each filed today.

•	On March 5, 2021, Baker Tilly advised the Audit Committee that Baker Tilly was not in compliance with auditor independence rules, because the partner who led the audit for the 2018 restatement was in his sixth year and thus, not eligible to serve as lead engagement partner due to SEC and PCAOB rules (which has a 5 year limit). The actual financial statements are unchanged, however this has caused the Company to have to file a new amendment to the recently filed Form 10-K/A the year ended December 31, 2018, with a new audit report signed by a different engagement partner.

•	No other matters were brought to the Company’s attention that would affect the financial statements or internal controls over financial reporting for 2018.

•	Immediately upon filing the Current Report on Form 8-K with the above information, the Company filed a Form 10-K/A for the year ended December 31, 2018.

•	The sole purpose of this new amendment to Form 10-K/A was to update the audit opinion, which was signed by a different partner. No other changes have been made to the original Form 10-K/A filed for 2018 on December 14, 2020.

The Company expects to file its financial statements for the year ended December 31, 2019 during the week of March 8, 2021, and is also working on the 2020 financial filings as an absolute priority.

Pareteum would like to thank all stakeholders for their patience during the last year and a half.  We continue to see tremendous opportunity ahead and believe we are uniquely positioned to capitalize on the industry growth trends in the global transformation of mobile platforms, device management, and connectivity.

About Pareteum Corporation

Pareteum is an experienced provider of Communications Platform as a Service solutions. Pareteum empowers enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading "Risk Factors" in our amended Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

Sincerely,

Laura Thomas, Interim Chief Financial Officer